UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/15/2005

VIROPHARMA INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-021699

DELAWARE	23-2789550
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

397 Eagleview Boulevard, Exton, PA 19341
(Address of Principal Executive Offices, Including Zip Code)

610-458-7300
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.02.    Unregistered Sales of Equity Securities

On June 17, 2005, ViroPharma Incorporated (the "Company") provided an Auto-Conversion Notice to the holders of the Company's 6% Convertible Senior Secured Notes due 2009 (the "Senior Convertible Notes") pursuant to the terms of Section 15.12(b) of the Convertible Notes Indenture dated as of October 18, 2004, between the Company and U.S. Bank National Association, as trustee.

The notice indicated that the Company will Auto-Convert $18.75 million principal amount of the Senior Convertible Notes on June 27, 2005 (the "Auto-Conversion Date") into 7,500,000 shares of common stock at the conversion rate of one share of common stock for each $2.50 in principal amount of the Senior Convertible Notes. In addition, because the Senior Convertible Notes are being converted prior to October 18, 2007, the Company will make an additional payment on the principal amount converted equal to three full years of interest, less any interest actually paid or provided for prior to the Auto-Conversion Date (the "Make-Whole Payment"). The Company shall satisfy the Make-Whole Payment in shares of common stock, which shall be valued at 90% of the simple average of the daily volume-weighted average prices of the Company's common stock for the 10 trading days from June 10, 2005 through June 23, 2005.

Between June 15, 2005 and June 16, 2005, the Company received notices from holders of its Senior Convertible Notes electing to voluntarily convert $5,400,000 principal amount of the Senior Convertible Notes into 2,160,000 shares of common stock at the conversion rate of one share of common stock for each $2.50 in principal amount of the Senior Convertible Notes. Following the voluntary conversions described above, and prior to taking into account the effect of the Auto-Conversion, $34.95 million principal amount of the Senior Convertible Notes remained outstanding.

The common stock issuable as a result of these conversions will be issued in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended, afforded by Section 3(a)(9) thereof.

A copy of the press release issued in connection with the Auto-Conversion notice is set forth as Exhibit 99.1 attached hereto.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are attached to this Form 8-K: Exhibit 99.1, press release dated June 20, 2005

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: June 20, 2005.	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated June 20, 2005